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                                                                   EXHIBIT 23.01


                                   CONSENT OF

                             INDEPENDENT ACCOUNTANTS

      The undersigned, Michael, Adest & Blumenkrantz, does hereby consent to the inclusion in the Registration Statement (Form 10) of FRM Nexus, Inc. for the registration of its common stock, par value l0(cents) per share, pursuant to Section l2(g) of The Securities Exchange Act of 1934 of its Independent Auditor's Report dated May 9, 1997 and the financial statements, notes and schedules described in the Index referred to in Item 15 of said Form 10.


June 27, 1997                         /s/ Michael Adest & Blumenkrantz CPA PC
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                                      Michael Adest & Blumenkrantz CPA PC